SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
QIAO XING MOBILE COMMUNICATION CO., LTD.

British Virgin Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

10/F CEC Building 6 Zhongguancun South Street Beijing, 100086 People’s Republic of China (Address of principal executive offices)	Not Applicable (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered

Ordinary shares	New York Stock Exchange, Inc.

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-142162
     Securities to be registered pursuant to Section 12(g) of the Act: None
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of share capital” contained in the prospectus included as part of the Registrant’s registration statement on Form F-1 (File No. 333-142162) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which information is incorporated herein by reference.
Item 2. Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 25, 2007	QIAO XING MOBILE COMMUNICATION CO., LTD.
	By:	/s/ Kok Seong Tan
Name: Kok Seong Tan
Title: Chief Financial Officer